Radient Contact: Paul Knopick E & E Communications pknopick@eandecommunications.com (Tel:) 949.707.5365

Radient Pharmaceuticals Asks DHS Holding Co. To Retract News
Release Saying It Will Enter Into Talks with Radient Pharmaceuticals Corporation

TUSTIN, CA—November 15, 2011 – On November 14, 2011,  DHS Holding Co. (“DHS”) issued a press release announcing it will enter into preliminary talks with Radient Pharmaceuticals Corporation (OTCQX:RXPC) (OTCPK:RXPC), to discuss business opportunities that would benefit both parties.  However, that press release was issued without our approval and we do not intend to have any further discussions, or enter into any business opportunities with DHS.

On today’s date, our attorneys requested DHS to immediately retract the press release at issue.

The following table is intended to provide the latest information on Radient’s business metrics.

Radient’s Business Metrics
Cash on hand: $54,000* *Approximate amount as of November 15, 2011
Common Shares Outstanding: 746 million* *Approximate number as of November 15, 2011. 5 billion shares authorized.
Outstanding Warrants & Options: 110 million* *Approximate number as of November 15, 2011

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® cancer test kit for colorectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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